Exhibit 10.1

                                FUNDING AGREEMENT
                                     BETWEEN
                              CASEY CONTAINER CORP.
                           A NEVADA PUBLIC CORPORATION
                                       AND
                          CROWN HOSPITALITY GROUP, LLC
                      AN ILLINOIS LIMITED LIABILITY COMPANY


AGREEMENT entered into this 1st day of July 2011 by and between Casey Container Corp. ("Casey"), and Crown Hospitality Group, LLC, or nominee ("Crown").

                                    RECITALS

WHEREAS, Casey is seeking funding to build production facilities for its products, namely, biodegradable plastic bottle pre-forms (the "Product");

WHEREAS, Crown agrees to provide Casey with Four Million Dollars, ($4,000,000) in funding over the next twelve months;

WHEREAS, in consideration for Crown's commitment, Casey will issue Crown Sixty Million Four Hundred Fifty-Six Thousand Six Hundred and Sixty-Seven (60,456,667) shares of its restricted common stock upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                      THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I

                     REPRESENTATIONS AND WARRANTIES OF CROWN

Crown hereby represents and warrants to Casey that:

1.1 Commitment. Crown agrees to provide Casey with a total Four Million Dollars, ($4,000,000) in funding in exchange for Sixty Million Four Hundred Fifty-Six Thousand Six Hundred and Sixty-Seven (60,456,667) shares of Casey's restricted common stock. Funding will be provided as per the schedule listed in Exhibit A.

1.2 Financial Ability. Crown is a corporation duly organized, validly existing and in good standing, and has the necessary wherewithall to complete this Agreement through its legal counsel.

1.3 Authority. Crown has authorized the execution of this Agreement and the consummation of transactions contemplated herein through its legal counsel. Crown's legal counsel has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding
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obligation of Crown, and is enforceable in accordance with its terms and conditions.

1.4 Full Disclosure. None of the representations and warranties made by Crown herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Crown, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

1.5 Indemnification. Crown agrees to defend and hold Casey harmless against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Crown to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Crown under this Agreement.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF CASEY

Casey hereby represents and warrants to Crown that:

2.1 Consideration. In consideration of Crown's funding commitment, Casey hereby agrees to issue to Crown a total of Sixty Million Four Hundred Fifty-Six Thousand Six Hundred and Sixty-Seven (60,456,667) shares of its restricted common stock as per the terms listed in Exhibit A. The shares to be issued represent Casey's total issued and outstanding as of close of business June 30th, 2011 thus giving Crown 50% of Casey's total issued and outstanding as of the date of this Agreement. In addition, Crown will be offered first right of refusal for future funding opportunities during the term of this Agreement.

2.2 Use of Funds. Casey agrees that all funds received from Crown will be strictly used for the establishment and development of two to four production facilities within the Continental United States and for the use of manufacturing, marketing, and selling its products.

2.3 Casey will provide two Board of Director seats to Crown upon 50% of funding. Casey agrees to maintain a five member Board of Directors consisting of two Crown appointments, two Casey insiders, and one independent. The independent Board member will also chair the Audit and Compensation Committees.

2.4 Authority. Casey has authorized the execution of this Agreement and the consummation of transactions contemplated herein, and Casey has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of Casey, and is enforceable in accordance with its terms and conditions.

2.5 Full Disclosure. None of the representations and warranties made by Casey herein, or in any exhibit, certificate or memorandum furnished or to be furnished by either, or on their behalf, contains or will contain any untrue

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statement of material fact, or omit any material fact the omission of which would be misleading.

2.6 Indemnification. Casey agrees to defend and hold Crown harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Casey to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Casey under this Agreement.

                                   ARTICLE III

                                    REMEDIES

3.1 Legal Action and Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

3.2 Termination. This Agreement may be terminated in writing with the signatures of both Crown and Casey. Unless so terminated, this Agreement shall remain in effect until the completion of the funding commitment and each relative Note is either paid in full, or converted into shares as per the terms of this Agreement.

3.3 Severability In the event that any one or more provisions herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

                                   ARTICLE IV

                                  MISCELLANEOUS

4.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

4.2 No Oral Change. This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or, discharge is sought.

4.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged.

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4.4 Time of Essence. Time is of the essence of this Agreement and each and every part hereof.

4.5 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings and merges any all such prior discussions and/or agreements herein.

4.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Nevada.

4.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

4.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Crown:   Denis M Leonard
         Crown Hospitality Group, LLC
         812 E. Woodland Road,
         Schaumberg, IL 60173

Casey:   Martin R Nason
         Casey Container Corp.
         7255 E. San Alfredo Drive
         Scottsdale, AZ 85258

4.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives successors and assigns of each of the parties to this Agreement.

4.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing of this Agreement.

4.11 Brokers. The parties hereto represent that no finder's fee has been paid or is payable by any party.

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4.12 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

4.13 Facsimile Signatures as Originals. Original signatures transmitted by facsimile, or email scan, communication shall constitute originals for the purpose of validly executing this Agreement.

AGREED TO AND ACCEPTED as of the date first above written.

CROWN HOSPITALITY GROUP, LLC:


By: /s/ Denis M Leonard                                  Dated: 7/1/11
    --------------------------------------                     -----------------
    Denis M Leonard, Managing Member

CASEY CONTAINER CORP:


By: /s/ Martin R Nason                                   Dated: 7/4/11
    --------------------------------------                     -----------------
    Martin R Nason, President & C.E.O.

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                                    Exhibit A

     As per the Funding Agreement dated July 1, 2011. Both parties agree to the following schedule. Casey will deliver the following stock certificates within seven business days following funding. Crown will provide funding no later then the following dates.


     *    July 2011 -

          *    Funding - $400,000
          *    Shares to be issued - 6,045,667

     *    September 2011 -

          *    Funding - $1,000,000
          *    Shares to be issued - 15,114,167

     *    December 2011 -

          *    Funding - $1,000,000
          *    Shares to be issued - 15,114,167

     *    March 2012 - June 2012

          *    Funding - $1,600,000
          *    Shares to be issued - 24,182,666

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